UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

DEMAND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 394-6400

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 13, 2012, Demand Media, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, 80,136,191 shares were represented in person or by proxy, constituting 96% of the Company's outstanding shares as of April 18, 2012, the record date for the annual meeting. The following proposals were submitted to the stockholders of the Company at the 2012 annual meeting:

(1)
The election of three Class II directors (Gaurav Bhandari, Peter Guber and Robert R. Bennett) to serve as directors until the Company's 2015 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

(2)	The ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.
For more information about the foregoing proposals, see the Company's proxy statement dated April 27, 2012. Holders of the Company's common stock are entitled to one vote per share. The number of votes cast for and against, and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:
Proposal 1 - Election of Class II Directors
Votes regarding the election of Gaurav Bhandari, Peter Guber and Robert R. Bennett as Class II directors to serve on the Board of Directors for a three-year term, which will expire at the Company's 2015 Annual Meeting of Stockholders, were as follows:

Nominees for Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gaurav Bhandari	74,743,735	12,480	15,938	5,364,038
Peter Guber	66,085,127	1,774,631	6,912,395	5,364,038
Robert R. Bennett	74,742,071	11,745	18,337	5,364,038
Proposal 2 - Ratification of the Independent Registered Public Accounting Firm
Votes to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,014,768	90,309	31,114	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012	DEMAND MEDIA, INC.
	By:	/s/ Matthew Polesetsky
Matthew Polesetsky
Executive Vice President, General Counsel and Secretary